Pike Electric Corporation Announces First Quarter 2011 Results

MT. AIRY, N.C., Nov. 9, 2010 /PRNewswire-FirstCall/ -- Pike Electric Corporation (NYSE: PIKE), a leading energy solutions provider, today announced that revenue for its fiscal 2011 first quarter ended September 30, 2010 was $128.8 million, compared with $127.2 million for the comparable period last year. The Company had a net loss in the 2011 first quarter of $2.3 million or ($0.07) per diluted share, compared with a net loss of $2.7 million or ($0.08) per diluted share in the prior year's first quarter.

Core revenues totaled $123.8 million in the 2011 first quarter versus $124.7 million in the comparable 2010 period.  Storm restoration revenues were $5.0 million for first quarter 2011 compared with $2.5 million in the prior year's first quarter.

Cost of operations increased somewhat due to crew startup costs related to continued sequential quarter growth in overhead distribution. General and administrative expenses also were slightly higher, reflecting additional overhead costs related to Klondyke Construction which was acquired on June 30, 2010.

Gross profit was unchanged at $11.7 million for both the 2011 first quarter and the prior year first quarter.

Pike's Chairman and CEO, J. Eric Pike said that over the past two and a half years, despite a significant recession, Pike has executed a strategy that has enabled a coast to coast expansion of our engineering and siting services while greatly increasing transmission and substation capabilities.

"We have reduced our cost base exposure in underground distribution services, which have been negatively impacted by low demand over the last few years, and are experiencing progress in overhead distribution services, as our customers continue to add headcount.  Our Klondyke acquisition expanded our service territory into unionized areas of the Southwest.  Additionally, our recent partnership in Tanzania has proven the portability of our services into international markets and we are continuing to pursue additional opportunities.

"At the same time, we have added strength to our balance sheet by reducing our debt position by more than $3 million in the first quarter alone.  We believe our activities over the past several quarters will enable us not just to weather this recession, but to emerge from it as an even stronger and more profitable company," Mr. Pike said.

Conference Call

The Company will host a conference call at 11:00 AM Eastern Time today.  The call can be accessed by dialing (866) 332-8507, or (706) 645-6644 for international callers.  Interested parties may also listen to a simultaneous webcast of the conference call by logging onto the Company's website at www.pike.com. Click on the "Investor Center" home page and scroll down to "Upcoming Events" to access the event.

A replay will be available shortly after the call and can be accessed by dialing (800) 642-1687, or (706) 645-9291 for international callers and entering the passcode 21555762. The replay will remain available until midnight Eastern on November 16, 2010. An on-demand replay of the conference call will also remain available in the "Investor Center" of the Company's website at www.pike.com for a limited time following the conclusion of the call.

About Pike

Pike is a leading provider of energy solutions to investor-owned utilities, electric co-operatives and independent power providers in the United States and abroad. Our comprehensive services include siting, permitting, engineering design, installation, maintenance and repair of power delivery systems, including renewable energy projects.  Our common stock is traded on the New York Stock Exchange under the symbol PIKE. For more information, visit us online at www.pike.com.

Safe Harbor

This press release and other statements we make from time to time in the future may contain forward-looking statements that relate to Pike's plans, objectives and future estimates. These statements include, among others, statements related to our international engineering, procurement and distribution construction projects in Tanzania, our geographical expansion providing us with meaningful new opportunities for growth in coming years, and our pursuit of other international opportunities.   These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of the date of this release. The terms "should," "believe," "plan," "expect," "anticipate," "estimate," "intend" and "project" and similar words or expressions are intended to identify forward-looking statements. Various risks, uncertainties and other factors could cause actual results to differ materially from those expressed in any forward-looking statements. For a more detailed list of such risks, uncertainties and other factors, please refer to the Risk Factor section of Pike's Annual Reports on Form 10-K and in its other periodic filings with the Securities and Exchange Commission. Pike makes no commitment to update any forward-looking statement, or to disclose any facts, events, or circumstances after the date of this release that may affect the accuracy of any forward-looking statement, except as may be required by applicable law.

Financial Tables Follow

PIKE ELECTRIC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three months ended September 30,
	2010	2009
Core revenues	$ 123,778	$ 124,713
Storm restoration revenues	4,981	2,507
Total revenues	$ 128,759	$ 127,220
Cost of operations	117,036	115,525

Gross profit	11,723	11,695
General and administrative expenses	13,557	13,123
Loss on sale and impairment of property and equipment	167	661

Loss from operations	(2,001)	(2,089)
Other expense (income):
Interest expense	1,660	2,371
Other, net	(9)	(101)
Total other expense	1,651	2,270

Loss before income taxes	(3,652)	(4,359)
Income tax benefit	(1,362)	(1,654)

Net loss	$ (2,290)	$ (2,705)

Net loss per share:
Basic	$ (0.07)	$ (0.08)
Diluted	$ (0.07)	$ (0.08)

Shares used in computing loss per share:
Basic	33,272	33,077
Diluted	33,272	33,077

PIKE ELECTRIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	September 30,	June 30,
	2010	2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$ 5,775	$ 11,133
Accounts receivable from customers, net	64,374	64,672
Costs and estimated earnings in excess of billings
on uncompleted contracts	49,540	50,215
Inventories	6,763	6,401
Prepaid expenses and other	9,985	9,115
Deferred income taxes	10,017	10,526
Total current assets	146,454	152,062
Property and equipment, net	189,226	194,885
Goodwill	114,866	114,778
Other intangibles, net	37,334	38,527
Deferred loan costs, net	3,573	3,021
Other assets	1,804	2,105
Total assets	$ 493,257	$ 505,378

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$ 17,604	$ 17,484
Accrued compensation	19,735	22,589
Billings in excess of costs and estimated earnings
on uncompleted contracts	8,111	8,925
Accrued expenses and other	6,128	6,112
Current portion of insurance claim accruals	21,693	23,422
Total current liabilities	73,271	78,532
Long-term debt	111,000	114,500
Insurance and claim accruals, net of current portion	5,934	6,005
Deferred compensation, net of current portion	5,918	5,844
Deferred income taxes	47,323	48,170

Other liabilities	2,528	2,859
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001 per share; 100,000 shares
authorized; no shares issued and outstanding	-	-
Common stock, par value $0.001 per share; 100,000 shares
authorized; 33,548 and 33,544 shares issued and outstanding
at September 30, 2010 and June 30, 2010, respectively	6,427	6,427
Additional paid-in capital	158,265	158,030
Accumulated other comprehensive loss, net of taxes	(272)	(142)
Retained earnings	82,863	85,153
Total stockholders’ equity	247,283	249,468
Total liabilities and stockholders’ equity	$ 493,257	$ 505,378

EBITDA GAAP Reconciliation

EBITDA is a non-GAAP financial measure that represents the sum of net income (loss) before income tax expense (benefit), interest expense and depreciation and amortization.  EBITDA is used internally when evaluating our operating performance and allows investors to make a more meaningful comparison between our core business operating results on a consistent basis over different periods of time, as well as with those of other similar companies.  Management believes that EBITDA, when viewed with our results under GAAP and the accompanying reconciliation, provides additional information that is useful for evaluating the operating performance of our core business without regard to potential distortions.  Additionally, management believes that EBITDA permits investors to gain an understanding of the factors and trends affecting our ongoing cash earnings, from which capital investments are made and debt is serviced.  However, EBITDA has limitations and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP, such as net loss or cash flow from operating activities as indicators of operating performance or liquidity.  This non-GAAP measure excludes certain cash expenses that we are obligated to make. In addition, other companies in our industry may calculate this non-GAAP measure differently than we do or may not calculate it at all, limiting its usefulness as a comparative measure.  The table below provides a reconciliation between net loss and EBITDA.

	Three months ended
	September 30,
	2010	2009
Net loss	$ (2,290)	$ (2,705)
Adjustments:
Interest expense	1,660	2,371
Income tax benefit	(1,362)	(1,654)
Depreciation and amortization	9,797	9,243
EBITDA	$ 7,805	$ 7,255

CONTACT:  Investor Relations: +1-336-719-4622, investorrelations@pike.com